Exhibit 5.2

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

August 17, 2012	FILE NO: 61054.000006

Penn Virginia Corporation

Four Radnor Corporate Center

Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

Penn Virginia Corporation

Registration Statement on Form S-3

for up to $250,000,000 Aggregate Offering Price of Securities

Ladies and Gentlemen:

We have acted as special Virginia counsel to Penn Virginia Corporation, a Virginia corporation (the “Company”), for the purpose of providing this opinion in connection with the preparation and filing by (i) the Company, (ii) Penn Virginia Holding Corp., a Delaware corporation (“PVH”), (iii) Penn Virginia Oil & Gas Corporation, a Virginia corporation (“PVOV”), (iv) Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company (“PVOG”), (v) Penn Virginia Oil & Gas LP LLC, a Delaware limited liability company (“PVOL”), (vi) Penn Virginia Oil & Gas, L.P., a Texas limited partnership (“PVOT”), (vii) Penn Virginia MC Corporation, a Delaware corporation (“PVMC”), (viii) Penn Virginia MC Energy L.L.C., a Delaware limited liability company (“PVME”), and (ix) Penn Virginia MC Operating Company L.L.C., a Delaware limited liability company (“PVMO” and, collectively with PVH, PVOV, PVOG, PVOL, PVOT, PVMC and PVME, the “Subsidiary Guarantors”), of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration and the proposed issuance and sale from time to time of up to $250,000,000 aggregate offering price of (i) unsecured debt securities, which may be senior or subordinated, and which may be guaranteed by one or more of the Subsidiary Guarantors (the “Debt Securities”), (ii) guarantees of Debt Securities (the “Guarantees”), (iii) common stock, par value $0.01 per share (the “Common Stock”), (iv) preferred stock, par value $100.00 per share (the “Preferred Stock”), (v) depositary shares (the “Depositary Shares”) representing fractional interests in shares of Preferred Stock evidenced by depositary receipts, and (vi) warrants to purchase Debt

ATLANTA    AUSTIN    BANGKOK    BEIJING    BRUSSELS     CHARLOTTE    DALLAS    HOUSTON    LONDON    LOS ANGELES

McLEAN    MIAMI    NEW YORK    NORFOLK    RALEIGH    RICHMOND    SAN FRANCISCO    TOKYO    WASHINGTON

www.hunton.com

Penn Virginia Corporation

August 17, 2012

Securities, Common Stock or Preferred Stock (the “Warrants”). The Debt Securities, Guarantees, Common Stock, Preferred Stock, Depositary Shares and Warrants are collectively referred to herein as the “Securities.” The Securities are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and the Subsidiary Guarantors, certificates of public officials and officers of the Company and the Subsidiary Guarantors and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Articles of Incorporation and the Amended and Restated Bylaws of the Company, each as amended through the date hereof, (ii) the Registration Statement, (iii) resolutions of the Board of Directors of the Company and (iv) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on August 16, 2012, and confirmed on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and the Subsidiary Guarantors and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Penn Virginia Corporation

August 17, 2012

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

2. With respect to any Common Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve the issuance of the Common Stock from the then authorized number of shares of Common Stock available and (b) the Common Stock has been duly issued by the Company and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Board, such Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to any Preferred Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of any series of Preferred Stock from the then authorized number of shares of Preferred Stock available, (b) articles of amendment for the particular series of Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto and (c) the series of Preferred Stock has been duly issued by the Company and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Board, such Preferred Stock will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Penn Virginia Corporation

August 17, 2012

This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton & Williams LLP